Exhibit 31.3

Certification of the Company’s Chief Executive Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 7241)

I, Fred Cannon, certify that:

1. I have reviewed Amendment No. 1 to this annual report on Form 10-K of KiOR, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Fred Cannon
Fred Cannon
Chief Executive Officer (Principal
Executive Officer)

Date: April 30, 2014